Exhibit 99.1

DEFINITIONS AND DISCLAIMER

About Non-GAAP Financial Information

Readers are cautioned that the Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, other income (expense), mophie transaction costs, mophie fair value inventory write-up related to acquisition, mophie restructuring charges, mophie employee retention bonus, and the loss on disputed mophie purchase price) contained in this release is not a financial measure under US generally accepted accounting principles (GAAP). In addition, this financial information should not be construed as an alternative to any other measure of performance determined in accordance with GAAP, or as an indicator of operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. We present Adjusted EBITDA because we believe that it is helpful to some investors as a measure of performance. We caution readers that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the financial results of other companies.

Safe Harbor Statement

In addition to the historical information contained in this press release, this release contains (and oral communications made by ZAGG may contain) statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, outlook, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” or similar expressions, are not statements of historical facts and may be forward-looking. Readers are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include the following: (a) the ability to design, produce, and distribute the creative product solutions required to retain existing customers and to attract new customers; (b) building and maintaining marketing and distribution functions sufficient to gain meaningful international market share for ZAGG’s products; (c) the ability to respond quickly with appropriate products after the adoption and introduction of new mobile devices by major manufacturers like Samsung and Apple; (d) changes or delays in announced launch schedules for (or recalls or withdrawals of) new mobile devices by major manufacturers like Samsung and Apple; (e) the ability to successfully integrate new operations or acquisitions, specifically including mophie inc., (f) the impact of inconsistent quality or reliability of new product offerings; (g) the impact of lower profit margins in certain new and existing product categories, including certain mophie products; (h) the impacts of changes in economic conditions, including on customer demand; (i) managing inventory in light of constantly shifting consumer demand; (j) the failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the company from cyber-attacks, terrorist incidents, or the threat of terrorist incidents; (k) adoption of or changes in accounting policies, principles, or estimates; and (l) the resolution of the dispute over the acquisition date value of the mophie net working capital accounts with the former mophie shareholders. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in ZAGG’s most recent Annual Report on Form 10-K and other reports the company files with the U.S. Securities and Exchange Commission, including (but not limited to) Item 1A - “Risk Factors” in the Form 10-K and Management’s Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. ZAGG disclaims any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

ADJUSTED EBITDA ($S IN MILLIONS)

Hypothetical 2017* Adjusted EBITDA Based on the Following Assumptions:

●	Hypothetical Scenario 1: mophie at break-even; ZAGG flat; Adjusted EBITDA = $63.5 (+19%)
●	Hypothetical Scenario 2: mophie $10.0; ZAGG +$3.0 (+5%); Adjusted EBITDA = $76.5 (+43%)

*These assumptions and results are hypothetical only and are not intended as 2017 guidance or as an expectation or indication of possible 2017 results. Further, there are other factors not included in the assumptions above which will affect 2017 Adjusted EBITDA and, accordingly the hypothetical results in these scenarios are solely speculative.

CASH FLOW ($S IN MILLIONS)

	ZAGG	mophie	Consolidated
2014 (Q3YTD)	$14.7	$0	$14.7
2015 (Q3YTD)	$22.3	$0	$22.3
2016 (Q3YTD)	$52.3	$-26.4	$25.9
Two Year CAGR	89%	n/a	33%

LIQUIDITY ($S IN MILLIONS)

●	3Q16 Line of Credit (LOC) capacity $71.7
●	3Q16 LOC availability $41.5
●	3Q16 cash balance $9.0

MOPHIE ROADMAP TO PROFITABILITY ($S IN MILLIONS)

●	Leadership Change
●	Migrate mophie Customers to Consolidated ZAGG Contract
	●	ZAGG standardized product return rights and discounts
●	Improve Gross Margin (GM) Performance
	●	Implement ZAGG Sales & Operations Planning (S&OP)
● Better inventory management/lower write downs
	●	Design products for improved GM
● Utilize standard and modular components
● Leverage supply chain
●	Operating Expense
	●	Right-size cost structure to business
●	mophie Investment
	●	Pursue all options to recover $24.3 impairment charge